As filed with the Securities and Exchange Commission on July 24, 2009

 Registration No. 333-146289

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOME FEDERAL BANCORP, INC. HOME FEDERAL BANK 401(K) SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Maryland	6035	26-0886727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 12th Avenue South Nampa, Idaho 83651 (208) 466-4634
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Breyer, Jr., Esquire Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-146289) previously filed by Home Federal Bancorp, Inc., a Maryland corporation (the “Registrant”), on September 25, 2007, as amended by Amendment No. 1 to Form S-1 filed on October 30, 2007 and Amendment No. 2 to Form S-1 filed on November 5, 2007, and declared effective by the Securities and Exchange Commission on November 9, 2007 (the “Registration Statement”).  The Registration Statement registered 16,235,300 shares of the Registrant’s common stock, par value $0.01 per share, for sale to the public as described therein.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho on July 24, 2009.

HOME FEDERAL BANCORP, INC.

By:	/s/Len E. Williams
Len E. Williams
President, Chief Executive Officer and Director
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Len E. Williams Len E. Williams	President, Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2009

/s/Eric S. Nadeau Eric S. Nadeau	Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2009

/s/N. Charles Hedemark N. Charles Hedemark	Director	July 24, 2009

/s/Brad J. Little Brad J. Little	Director	July 24, 2009

/s/Richard J. Navarro Richard J. Navarro	Director	July 24, 2009

/s/James R. Stamey James R. Stamey	Director	July 24, 2009

/s/Robert A. Tinstman Robert A. Tinstman	Director	July 24, 2009

/s/Daniel L. Stevens Daniel L. Stevens	Chairman	July 24, 2009